UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 3, 2013 (Date of earliest event reported): June 28, 2013

COATES INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 28, 2013, Coates International, Ltd.’s (the “Company”) Board of Directors authorized the Company’s officers to undertake the necessary steps to engage in an intended spin-off transaction of its manufacturing operations, including rights to its intellectual property, to Coates Hi-Tech Engines, Ltd., a privately-held Delaware corporation (“Coates Hi-Tech”).  Coates Hi-Tech is controlled by the Company’s Chief Executive Officer, George J. Coates.

On July 2, 2013, the Company’s majority shareholder approved the spin-off transaction subject to the Company’s filing with the Securities and Exchange Commission of an Information Statement on Schedule 14C. The Schedule 14C will provide detailed information regarding the spin-off transaction.

It is anticipated that the spin-off transaction would be structured as a tax-free pro rata distribution to all shareholders of the Company receiving common stock in Coates Hi-Tech. The spin-off is expected to be completed in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

Dated: July 3, 2013	By:	/s/ Barry C. Kaye
Barry C. Kaye
Treasurer and Chief Financial Officer